Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AmTrust Financial Services, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-147867) and Form S-8 (Registration No. 333-166943) of AmTrust Financial Services, Inc. of our report dated February 29, 2016 (except for the restatement described in Note 3 to the 2016 Financial Statements which are not presented herein which is as of April 3, 2017) relating to the consolidated financial statements and financial statement schedules which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
March 15, 2018